UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2009 (May 19, 2009)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3322 West End Ave, Suite 1000 Nashville, Tennessee	37203

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 19, 2009, First Acceptance Corporation (the “Company”) entered into an agreement with its insurance carriers regarding coverage for the costs and expenses incurred by the Company relating to the settlement of litigation formerly pending against the Company in the States of Georgia and Alabama. The Company entered into settlement agreements with respect to the Georgia and Alabama litigation during September 2008 and December 2008, respectively. Pursuant to the terms of the agreement with its insurance carriers, in addition to defense costs that have been or will be paid by the insurance carriers, the Company will receive $2.95 million to partially offset the costs of the settlement of the litigation. The Company had not accrued any amounts at March 31, 2009 for recoveries from its insurance carriers, and the amount received from such insurance carriers will be recognized in the Company’s operating results for the quarter ending June 30, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
Date: May 26, 2009	By:	/s/ Edward L. Pierce
Edward L. Pierce
President